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                                   CRANE CO.
                            EXHIBIT F TO FORM 10-K
              ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1994


                          SUBSIDIARIES OF REGISTRANT
                          --------------------------


   The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. All of these subsidiaries are wholly-owned, directly or indirectly, and all are included in the consolidated financial statements. The names of several other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary. Subsidiaries of subsidiaries are indicated by indentation.



   UniDynamics Corporation                        Delaware
     Crane, GmbH                                  Germany
        National Rejectors, Inc. GmbH             Germany
     Ferguson Machine Company, S.A.               Belgium
     Unidynamics/St. Louis, Inc.                  Delaware
     Unidynamics/Phoenix, Inc.                    Delaware
   Huttig Sash & Door Company                     Delaware
   Crane Australia Pty., Limited                  Australia
   Crane Canada Inc.                              Canada
   Crane Limited                                  Great Britain
   Dyrotech Industries, Inc.                      Delaware
   Kemlite Company, Inc.                          Delaware
   Crane Pumps & Systems, Inc.                    Delaware
   ELDEC Corporation                              Delaware
   Mark Controls Corporation                      Delaware
     Westad Industri A.S.                         Norway
     Barksdale GmbH                               Germany
     Powers Process Controls Limited              Canada